                                                                     EXHIBIT 3.3

                          CERTIFICATE OF INCORPORATION

                                       OF

                     SCG (MALAYSIA SMP) HOLDING CORPORATION


FIRST:      The name of the corporation is SCG (Malaysia SMP) Holding
            Corporation

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

THIRD: The name of the corporation's initial agent for service of process in the state of Delaware is:

            The Corporation Trust Company
            1209 Orange Street
            Wilmington, DE 19801
            (New Castle county)

FOURTH: The total number of shares which the Corporation shall have authority to issue is One Thousand (1,000) with $.01 par value.

FIVE:       The name and mailing address of the incorporator are as follows:

            Name:               Laura C. Rasmussen
            Mailing Address:    1303 East Algonquin Road
                                Schaumburg, IL 60196

            I, THE UNDERSIGNED, for the purposes of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 27th day of May, 1999.


                                    /s/ Laura C. Rasmussen
                                    -------------------------
                                    Laura C. Rasmussen

STATE OF ILLINOIS  )
                   ) ss.
COUNTY OF COOK     )

Subscribed and sworn to before me this
27th day of May, 1999.


____________________
Notary Public